FVE
FARVISION EDUCATION

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

Partnership Agreement

This Agreement is made on: April 19, 2021

Between: Farvision Education Group Ltd (the FRV)
And: A&M Starlight. Education and Immigration Agency (A&M)

Background:

A. The head office of Farvision Education Group is located in Toronto. FRV is comprised of the following educational institutions (the EIs), Max the Mutt College of Animation Art and Design (MTM), Toronto Art Academy, Toronto eSchool, Toronto High School, Lovell Academy, Princeton Institute of Technology.
B. FRV is interested in attracting full time/part-time students from across and outside Canada to study at EIs or any of our campuses.
C. FRV's EIs are inspected and accredited by the Ontario Ministry of Education.
D. The Representative provides the service of finding suitable Prospective Students from South Asian and the UK (outside of Canada) and introducing them to ELs
E. The Representative has been made aware of FRV's admission requirements for international students.
F. This is a limited-exclusive agreement and FRV may use the service of other Representatives in recruiting students conditional upon the following terms:
G. Exclusivity will be offered to the Representative pertaining to those institutions that are introduced by the Representative as a result of their own marketing pursuits to FRV, and FRV has signed agreements with those institutions. FRV or any of its affiliates will not directly recruit students from those institutions introduced by the Representative and signed with FRV without agreeing with the representative. FRV may contact those institutions to establish articulation, pathway or other partnerships with all institutions.

1.1 In this Agreement:

a) "Commission" means payment made by FRV to the Representative for successful recruitment of students who enroll in FRV's EIs.
b) "Credit Course" means one subject of study under Ontario high school system from grade 9 to grade 12, normally one credit will be taught to student by high school teacher for 110 hours. In Ontario Canada, students are required to earn a total of 30 Credit Courses to get their Ontario Secondary School Diploma (OSSD).

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

Equivalent credits will be given to students who have successfully finished their high school study in another country outside of Canada.

c) "Course Fee" means the tuition only. Other applicable fees such as medical insurance, books, photocopies, homestay/ accommodation, lawyer's fees, guardianship fees or any other fees set by FRV are not subject to any commissions.

d) "Prospective Student" means a person (outside Canada) who intends to become, or who has taken any steps towards becoming a student at FRV's EIs.

1.2 **In this Agreement:** Money is in Canadian dollars unless otherwise stated.

2.1 **Under this Agreement the Representative must:**

a) promote FRV'S EIs with integrity and accuracy and recruit students in an honest, ethical and responsible manner;
b) inform Prospective Students accurately about the requirements of FRV'S EIs admission process;
c) provide any documents including offer documents received from FRV to the Prospective Student within three business (3) days of receiving the documents;
d) advise FRV immediately if they detect any fraudulent documentation submitted with any Prospective Student application.
e) promote FRV'S EIs with integrity and accuracy and recruit students in an honest, ethical

2.2 **The Representative must not:**

a) engage in any dishonest practice;
b) engage in false or misleading recruitment practices;
c) give inaccurate information to a Prospective Student about admission requirements;
d) give inaccurate information to a Prospective Student about the fees and charges payable to FRV'S EIs;
e) receive any money on behalf of FRV from the prospective student(s). All prospective students must make the payment directly to FRV'S EIs. The Representative will then receive their commission usually two weeks after student(s) arrival in Toronto. Commissions for online course enrollments will be paid upon receiving payment from students; (online course commission will by

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

paid to the Rep 10 business days after student starts the online learning course as student may request a drop or quit of the course right after they start learning. Commission payment should be postponed until the drop date has passed.

f) A&M Starlight will enter into agreements with any schools as a legal requirement. Students will be recruited from many schools. The schools might charge a fee to the students for this referral under their own and A&M'S regulations. If this happens it will be clearly notified to students that this fee is charged by A&M Starlight and does not involve FRV;

g) students are entitled to full refund minus the $500 administration fees, only, in case they are rejected a student visa. In such a case, the Representative must return any commission he/she has received in full for that student to FRV.

3 **Under this Agreement FRV EIs will:**

a) provide material which explains application procedures, admission requirements, program details and tuition fees;

b) give the Representative sufficient information to enable the Representative to conduct the services;

c) respond to all applications submitted to FRV in a timely manner.

4 **FRV will pay the Representative the Commission for each Student who:**

a) has received his/ her study permit, reported to FRV's office and started his or her study at FRV's EIs for one week;

b) is recruited by the Representative. A&M Starlight should be marked on the student's application form;

c) is enrolled in Course/s; and has paid in full the respective Course Fee to FRV offline schools, currently $19,000CN ($14,000 US) per academic year (covering 8 credit courses) plus $500 none refundable administration fee and $14,000 for MTM (please refer to FRV's EIs' websites for up-to-date online fees). The school fee is refundable in full less $500 admin's fee in case of Visa Rejection;

d) online school tuition is approximately $1000 per course. We can negotiate this price based on geographic disparities in income by providing scholarships. The prices vary on the EIs' websites.

e) with Representative's recommendation, FRV offers up to $4000 scholarship to outstanding, gifted students based on current high achievements of the student.

FARVISION EDUCATION

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

In such a case, the school fee will be reduced to $15,000 and Representative's commission will be adjusted accordingly;

f) FRV is entitled to change the fee structure from time to time, to be competitive and in line with other private schools. Please refer to FRV's EIs for up-to-date school's fee table;

g) once the above-mentioned criteria are met then, the agent will be granted commission based on collected Tuition Fees as follows for the first year:

Based on Year 1		
Number of Students In one academic year	Commission % in class international students	Commission % for online courses
1 - 9	25%	20%
10 - 19	30%	25%
20 - up	35%	30%

h) total commission is adjusted for at the end each year, for instance, in year 1, we pay the commission rate based on the 1-9 students, however, if FRV signs 10-19 students, we will adjust the commission based on the corresponding rate payable at the end of each year.

Example:

Representative has recruited 24 students for the next academic year. The commission is calculated for the first as follow:

- 9 x ($19,000 x 25%) + 10 x ($19,000 x 30%) + 5 x ($19,000 x 35%) = $133,000 (Total Representative's commission for 24 in class students)
- 9 x ($11,960 x 20%) + 10 x ($11,960 x 25%) + 5 x ($11,960 x 30%) = $69,368 (Total Representative's commission for 24 online students, based on 8 online courses/ year)
- Second year is 50% of the first year
- Third year is 50% of the second year
- Fourth year is 50% of the third year

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

i) In case a registered full-time student decides to continue his/ her study at FRV'S School online, the Representative's commission becomes due for the courses that the student has taken at that time. If a student is eligible and asks for a partial refund, the Representative's commission is adjusted accordingly.
j) Rep should submit to FRV their bank account information and should be responsible for its tax issue in their jurisdiction.

5. For any application that was handled by the Representative and student was not granted a visa, the Representative is encouraged to make proper adjustment/correction and re-apply for visa. However, it is best for the Representative not to rush for reapplying. Instead inform and encourage the student to register online FRV'S EIs, and begin his/her studies. If the second attempt is successful and the student is granted the study permit, then the online studies are transferred into in-class courses upon arrival of student in Canada. If the application was not successful, the student still can continue with the online studies and earn the credits towards OSSD (Ontario Secondary School Diploma). In such a case, the tuition fee is adjusted based on $995 ($895 fee plus a $100 registration fee) per subject and the student is refunded the remaining balance if any or apply the overpaid part to next school year's tuition if applicable. Please refer to FRV's EIs for up-to-date online fees. All high schools in Ontario are DLI. Note that a secondary school's admission letter could support foreign students to apply for study permit, but online school's admission letter may not be recognized by CIC as a support for students' visa application.

6. Termination Clause:
This agreement is valid for 3 years as from the date it is signed by authorized person from both parties.
a) Either party can terminate this Agreement at any time by giving the other party three (3) months prior written notice.
b) FRV can terminate the Agreement at any time and with immediate effect by giving notice to the Representative if the Representative breaches any provision of this Agreement.
c) FRV may terminate this Agreement by giving the Representative 90 days written notice if the Representative fails to refer any students to FRV during any calendar year.
d) When this Agreement terminates, the Representative must:

FARVISION EDUCATION

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-5007
E-mail: info@farvision.ca
www.farvision.ca

e) submit all applications from Prospective Students received up to the date of termination; and

f) immediately cease to use of any material supplied by FRV and return all such material.

7. **Notices and Governance**

a) Any notice under this Agreement must be in writing and sent by prepaid mail or signed pdf to the FRV.

b) A party which changes its address, number or electronic mail address must give notice of that change to the other party.

c) This Agreement may only be altered in writing and signed by both parties.

d) **Data Protection**: The Parties agree to enable each Party to comply with the Data Protection Law to which it is subject to as mandated by the respective governing law under which it operates.

e) **Governing Law**: These terms and conditions, and any dispute or claim arising out of or in connection with their subject matter or formation (including non-contractual disputes or claims), shall be governed by, and construed in accordance with Canadian Law.

Signed on behalf of the Farvision Education Group Ltd

CEO: [signature]   Date: May 10, 2021

Representative's Information:

Company: A&M Starlight ,Education and Immigration Agency

Company Address: 732 Vanier Street , Windsor ON N8X3E6

Website: www.amstarlight.com

Email: info@amstarlight.com

Tel: (226) 724-3333

FVE
FARVISION EDUCATION

Farvision Education Group
41 Metropolitan Rd
Toronto, Ontario
M1R 2T5, Canada
Tel: +1 (416)-800-9007
E-mail: info@farvision.ca
www.farvision.ca

Name of Authorized Person: AILEEN RENDOQUE

Signature: of Authorized Person:

Date: 03-May-2021

Address: 732 Vanier Street, Windsor ON N8X 3E6

Tel: (647) 270-9050

Email: amstarlight8077@gmail.com

Witness:

Name: Manar Diar Bakrli

Signature:

Date: 03-May-2021

Address: 732 Vanier Street, Windsor ON N8X 3E6

Tel: (647) 716-5174

Email: manar.diarbakrli@gmail.com